Exhibit 10.10(a)
                       PINNACLE WEST CAPITAL CORPORATION
                         ARIZONA PUBLIC SERVICE COMPANY
                           SUNCOR DEVELOPMENT COMPANY
                                       AND
                          EL DORADO INVESTMENT COMPANY
                           DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS




ARTICLE 1 - Definitions..................................................... 1

ARTICLE 2 - Selection, Enrollment, Eligibility.............................. 6

         2.1               Selection by Committee........................... 6
         2.2               Enrollment Requirements.......................... 6
         2.3               Eligibility; Commencement of Participation....... 6
         2.4               Loss of Eligibility to Participate............... 6

ARTICLE 3 - Deferral Commitments/Interest Crediting......................... 6

         3.1               Deferral......................................... 6
         3.2               Maximum Deferral................................. 7
         3.3               Election to Defer; Effect of Election Form....... 7
         3.4               Withholding of Deferral Amounts.................. 7
         3.5               Interest Crediting Prior to Distribution......... 7
         3.6               Installment Distribution......................... 7
         3.7               FICA Taxes....................................... 8

ARTICLE 4 - Short-Term Payout and Unforeseeable Financial
                    Emergencies............................................. 8

         4.1               Short-Term Payout................................ 8
         4.2               Withdrawal Payout; Suspensions for
               Unforeseeable Financial Emergencies.......................... 9

ARTICLE 5 - Retirement Benefit.............................................. 9

         5.1               Retirement Benefit............................... 9
         5.2               Payment of Retirement Benefits................... 9
         5.3               Death Prior to Completion of Retirement
               Benefits..................................................... 9

ARTICLE 6 - Pre-Retirement Survivor Benefit.................................10

         6.1               Pre-Retirement Survivor Benefit..................10
         6.2               Payment of Pre-Retirement Survivor Benefits......10
         6.3               Restriction in the Event of Suicide or Falsely
               Provided Information.........................................10

ARTICLE 7 - Termination Benefit.............................................10

         7.1               Termination Benefits.............................10
         7.2               Payment of Termination Benefit...................11
         7.3               Death Prior to Pay Out...........................11

ARTICLE 8 - Disability Waiver and Benefit...................................12

         8.1               Disability Waiver................................12
         8.2               Disability Benefit...............................12

ARTICLE 9 - Beneficiary Designation.........................................13

         9.1               Beneficiary......................................13
         9.2               Beneficiary Designation and Change; Spousal
                           Consent..........................................13
         9.3               Acknowledgment...................................13
         9.4               No Beneficiary Designation.......................13
         9.5               Doubt as to Beneficiary..........................13
         9.6               Discharge of Obligations.........................14

ARTICLE 10 - Leave of Absence...............................................14

         10.1              Paid Leave of Absence............................14
         10.2              Unpaid Leave of Absence..........................14

ARTICLE 11 - Termination, Amendment or Modification.........................14

         11.1              Termination......................................14
         11.2              Amendment........................................15
         11.3              Interest Rate in the Event of a Change in
                           Control..........................................15
         11.4              Effect of Payment................................17

ARTICLE 12 - Administration.................................................17

         12.1              Committee Duties.................................17
         12.2              Agents...........................................17
         12.3              Binding Effect of Decisions......................17
         12.4              Indemnity of Committee...........................17
         12.5              Employer Information.............................17

ARTICLE 13 - Other Benefits and Agreements..................................18

         13.1              Coordination with Other Benefits.................18
         13.2              Transfers to the Plan............................18

ARTICLE 14 - Claims Procedures..............................................19

         14.1              Presentation of Claim............................19
         14.2              Notification of Decision.........................19
         14.3              Review of a Denied Claim.........................19
         14.4              Decision on Review...............................20
         14.5              Legal Action.....................................20

ARTICLE 15 - Miscellaneous..................................................20

         15.1              Unsecured General Creditor.......................20
         15.2              Employer's Liability.............................20
         15.3              Nonassignability.................................21
         15.4              Not a Contract of Employment.....................21
         15.5              Furnishing Information...........................21
         15.6              Terms............................................21
         15.7              Captions.........................................21
         15.8              Governing Law....................................21
         15.9              Validity.........................................21
         15.10             Notice...........................................22
         15.11             Successors.......................................22
         15.12             Spouse's Interest................................22
         15.13             Incompetent......................................22

                        PINNACLE WEST CAPITAL CORPORATION
                         ARIZONA PUBLIC SERVICE COMPANY
                           SUNCOR DEVELOPMENT COMPANY
                                       AND
                          EL DORADO INVESTMENT COMPANY
                           DEFERRED COMPENSATION PLAN


          Effective January 1, 1992, Pinnacle West Capital Corporation, an Arizona corporation (the "Company"), established the Pinnacle West Capital Corporation, Arizona Public Service Company, SunCor Development Company and El Dorado Investment Company Deferred Compensation Plan (the "Plan") for the purpose of providing specified benefits to a select group of management, highly compensated employees and Directors who contribute materially to the continued growth, development and future business success of the Company, Arizona Public Service Company, SunCor Development Company, El Dorado Investment Company, and their subsidiaries. The Plan was thereafter amended several times. By this amendment and restatement in the entirety, the Company intends to incorporate all prior amendments and to make certain technical and clarifying revisions.


                                    ARTICLE 1
                                   Definitions

          For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1       "Account Balance" shall mean the sum of (i) the Deferral Amount,  plus
          (ii) interest credited in accordance with all the applicable interest crediting provisions of the Plan, reduced by all Short-Term Payouts, if made. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan.

1.2 "Annual Deferral" shall mean that portion of a Participant's Base Annual Salary, Year-End Bonus and/or Directors Fees that a Participant elects to have and is deferred, in accordance with Article 3, for any one Plan Year. In the event of Re- tirement, Disability, death or a Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral shall be the actual amount withheld prior to such event.

1.3 "Base Annual Salary" shall mean the annual compensation, excluding bonuses, commissions, overtime, incentive payments, non-monetary awards, Directors Fees and other fees, paid to a Participant for employment services rendered to any Employer, before reduction for compensation deferred pursuant to all qualified, non-qualified and Code Section 125 compensation plans of any Employer.

1.4 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.5 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.6       "Board" shall mean the Board of Directors of the Company.

1.7 "Bonus Rate" for a Plan Year shall mean an interest rate determined for each Plan Year by the Committee, in its sole discretion, which rate shall be determined on or before the first business day of the month that precedes the beginning of the Plan Year for which the rate applies.

1.8       "Change in Control" shall have the meaning set forth in Section 11.3.

1.9       "Claimant" shall have the meaning set forth in Section 14.1.

1.10      "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.11 "Committee" shall mean the administrative committee appointed to manage and administer the Plan in accordance with its provisions pursuant to Article 12.

1.12 "Company" shall mean Pinnacle West Capital Corporation, an Arizona corporation.

1.13 "Crediting Rate" for a Plan Year shall mean a rate of interest equal to the ten-year U.S. Treasury Note rate as published on the last business day of the first week of October preceding a Plan Year.

1.14      "Deferral"  shall  mean  the  sum  of all  of a  Participant's  Annual
          Deferrals.

1.15 "Director" shall mean any member of the board of directors of an Employer.

1.16 "Directors Fees" shall mean the annual fees paid by an Employer, including retainer fees and meetings fees, as compensation for serving on a board of directors of an Employer.

1.17 "Disability" shall mean a period of disability during which a Participant qualifies for benefits under the Participant's Employer's long-term disability plan or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for benefits under such a plan, as determined in the sole discretion of the Committee, had the Participant been a participant in such a plan.

1.18      "Disability Benefit" shall mean the benefit set forth in Article 8.

1.19      "Effective Date" shall mean January 1, 1996.

1.20 "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.21 "Employer" shall mean the Company, Arizona Public Service Company, an Arizona corporation, SunCor Development Company, an Arizona corporation, El Dorado Investment Company, an Arizona corporation, and/or any subsidiaries of such corporations that have been selected by the Board to participate in the Plan.

1.22 "Participant" shall mean any employee or Director of an Employer (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan on his or her Plan Entry Date, and (vi) whose Plan Agreement has not terminated.

1.23 "Plan" shall mean the Pinnacle West Capital Corporation, Arizona Public Service Company, SunCor Development Company and El Dorado Investment Company Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as amended from time to time.

1.24 "Plan Agreement" shall mean a written agreement, as amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant shall provide for the entire benefit to which such Participant is entitled to under the Plan, and the Plan Agreement bearing the latest date of acceptance by the Committee shall govern such entitlement.

1.25 "Plan Entry Date" shall mean one of two dates in any Plan Year on which an employee or Director selected by the Committee to participate in the Plan is eligible to commence participation in the Plan in accordance with Article 3. The two entry dates are January 1 and July 1.

1.26 "Plan Year" shall begin on January 1 of each year and continue through December 31.

1.27 "Preferred Rate" for a Plan Year shall mean the Crediting Rate plus the Bonus Rate for such Plan Year.

1.28      "Pre-Retirement  Survivor Benefit" shall mean the benefit set forth in
          Article 6.

1.29 "Retirement" and "Retires" shall mean, with respect to an employee, severance from employment with all Employers for any reason other than a leave of absence, death or Disability on or after the earlier of the attainment of (a) age sixty-five (65) with five (5) Years of Service or (b) age fifty-five (55) with ten (10) Years of Service; and shall mean, with respect to a Director who is not an employee, severance of his or her directorship(s) with all Employers on or after the earlier of the attainment of (x) age sixty-five (65) with five (5) Years of Service as a Director or (y) age fifty-five (55) with ten (10) Years of Service as a Director. If a Participant is both an employee and a Director, Retirement shall not occur until he or she Retires as both an employee and a Director; provided, however, that such a Participant may elect, in accordance with the policies and procedures established by the Committee, to Retire for purposes of this Plan at the time he or she Retires as an employee of all Employers.

1.30      "Retirement Benefit" shall mean the benefit set forth in Article 5.

1.31 "SEBP" shall mean the Pinnacle West Capital Corporation, Arizona Public Service Company, SunCor Development Company and El Dorado Investment Company Supplemental Executive Benefit Plan, as the same may be amended from time to time.

1.32      "Short-Term Payout" shall mean the payout set forth in Section 4.1.

1.33      "Termination Benefit" shall mean the benefit set forth in Article 7.

1.34 "Termination of Employment" shall mean the ceasing of employment by an employee with all Employers or ceasing service as a Director of all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, leave of absence or death. If a Participant is both an employee and a Direc-tor, a Termination of Employment shall occur only upon the termination of the last position held; provided, however, that such a Participant may elect, in accordance with the policies and procedures established by the Committee, to be treated for purposes of this Plan as having experienced a Termination of Employment at the time he or she ceases employment with all Employers as an employee.

1.35 "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would cause severe financial hardship to the Participant as a result of (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

1.36 "Year-End Bonus" shall mean compensation paid to a Participant who is an employee as an annual bonus under any Employer's regular annual bonus and incentive plans. Special bonuses or incentive payments made to a Participant shall not constitute "Year-End Bonuses."

1.37 "Years of Plan Participation" shall mean the total number of full Plan Years a Participant has been a participant in the Plan and has either
          (i) made deferral elections or (ii) had an Account Balance. For purposes of a Participant's first Plan Year of participation only, any partial Plan Year of partici- pation shall be treated as a full Plan Year. A single Plan Year of Plan participation described above shall be referred to as a "Year of Plan Participation."

1.38 "Years of Service" shall mean the total number of years of employment during which a Participant has been credited with at least 1,000 hours of service in each of those years. For purposes of this definition only, (i) Participants who are employees shall be credited with ten
          (10) hours of service for each working day during which they are employed by the Employer and Participants who are Directors shall be credited with ten (10) hours of service for each day (other than weekend days) during which they serve as a Director, provided that no Participant shall be credited with more than 1,000 hours of service in any one year of employment, and (ii) a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the employee's date of hiring or the date the Director begins his service as a Director and that, for any subsequent year, commences on an anniversary of that date.

                                    ARTICLE 2
                       Selection, Enrollment, Eligibility

2.1 Selection by Committee. Participation in the Plan shall be limited to a select group of management, highly compensated employees and Directors of the Employers. From that group, the Committee shall select, in its sole discretion, employees and Directors of the Employers to participate in the Plan.

2.2 Enrollment Requirements. As a condition to participation, each selected employee or Director shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form. In addition, the Committee, in its sole discretion, shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 Eligibility; Commencement of Participation. If an employee or Director selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, that employee or Director shall commence participation in the Plan on the Plan Entry Date that immediately follows his or her selection to participate in the Plan. If a selected employee or Director fails to meet all such requirements prior to that Plan Entry Date, that employee or Director shall not be eligible to participate in the Plan until the Plan Entry Date that follows his or her completion of those requirements.

2.4 Loss of Eligibility to Participate. If the status of a Participant changes, without Termination of Employment, so that he is no longer an employee eligible to participate pursuant to Section 2.1 or if the Committee fails to designate a Participant for continued participation as required under Section 2.1, he shall become an inactive Participant as of the last day of the Plan Year in which such change of status or such failure by the Committee occurred. Inactive Participants shall continue to participate in the Plan for all purposes other than for purposes of making deferrals under Section 3.1 and 3.2.


                                    ARTICLE 3
                     Deferral Commitments/Interest Crediting

3.1 Deferral. Subject to Section 3.2 below, a Participant may defer, for each Plan Year starting with his or her commencement of participation in the Plan and ending immediately prior to his or her Retirement, death or Termination of Employment, none or any portion of his or her Base Annual Salary, Year-End Bonus and/or Directors Fees.

3.2 Maximum Deferral. For each Plan Year, a Participant may defer up to fifty percent (50%) of his or her Base Annual Salary, up to one hundred percent (100%) of his or her Year-End Bonus and/or up to one hundred percent (100%) of his or her Directors Fees.

3.3 Election to Defer; Effect of Election Form. In connection with a Participant's commencement of participation in the Plan, the Participant may elect to defer from his or her Base Annual Salary, Year-End Bonus and/or Directors Fees an Annual Deferral by delivering to the Committee a completed Election Form, which election and form must be accepted by the Committee for a valid election to exist. For each succeeding Plan Year, a new Election Form for a Plan Year must be delivered to the Committee, in accordance with its rules and procedures, before the end of the immediately preceding Plan Year. If no Election Form is delivered and accepted for a Plan Year, no Annual Deferral will be withheld for that Plan Year.

3.4 Withholding of Deferral Amounts. For each Plan Year, the Base Annual Salary portion of the Annual Deferral shall be withheld each payroll period from the Participant's Base Annual Salary in equal amounts. The Year-End Bonus and/or Directors Fees portion of the Annual Deferral shall be withheld at the time the Year-End Bonus and/or Director Fees are or would otherwise be paid to the Participant.

3.5 Interest Crediting Prior to Distribution. Prior to any distribution of benefits under Articles 4, 5, 6, 7 or 8, interest shall be credited and compounded annually on a Participant's Account Balance as though the Annual Deferral for that Plan Year was withheld at the beginning of the Plan Year or, in the case of the first year of Plan participation, was withheld on the Participant's Plan Entry Date. The rate of interest for crediting shall be the Preferred Rate, unless otherwise provided in this Plan. In the event of Retirement, Disability, death or a Termination of Employment prior to the end of a Plan Year, the basis for that year's interest crediting will be a fraction of the full year's interest based on the amount actually deferred for the Plan Year as of the date of the Participant's Retirement, Disability, death or Termination of Employment and based further on the number of full months that the Participant was employed with or served as a Director of the Employer during the Plan Year prior to the occurrence of such event. If a Short-Term Payout is made, for purposes of crediting interest, the Account Balance shall be reduced as of the first day of the Plan Year in which the Short-Term Payout is made.

3.6       Installment   Distribution.   In  the  event  a  benefit  is  paid  in
          installments under Articles 5, 6, 7 or 8, installment payment amounts shall be determined in the following manner:

          (a) Interest Rate. The interest rate to be used to calculate installment payment amounts shall be a fixed interest rate that is determined by averaging the Preferred Rates for the Plan Year in which a Participant becomes eligible to receive a benefit and the four (4) preceding Plan Years. If a Participant has completed fewer than five
          (5) Plan Years, this average shall be determined using the Crediting Rates for the Plan Years during which the Participant participated in the Plan. Notwithstanding the foregoing, if the terminated Participant elects installment distributions at age fifty-five (55), the applicable interest rate(s) to be used from the termination date until age fifty-five (55) shall be determined in accordance with the table set forth in Section 7.1, by using the Crediting Rates or Preferred Rates, as the case may be.

          (b) Installment Payments. For purposes of calculating installment payment amounts, each annual installment payment, starting with the first payment [which for this purpose is deemed to be paid as of the date that the Participant becomes eligible to receive a benefit under this Plan (the "Eligibility Date")] and continuing thereafter for each additional year that starts on the anniversary of the Eligibility Date until the Participant's Account Balance is paid in full, shall be deemed to have been paid prior to the crediting of interest for that year. (The result of this is that interest crediting shall be made after taking into account the annual installment payment for that year.)

          (c) Amortization. Based on the interest rate determined in accordance with Section 3.6(b) above, the Participant's Account Balance shall be amortized in equal installment payments over the term of the specified payment period. The resulting number shall be the installment payment that is to be paid each year.

3.7 FICA Taxes. For each Plan Year in which an Annual Deferral is being withheld, the Participant's Employer(s) shall ratably withhold from that portion of the Participant's Base Annual Salary that is not being deferred, the Participant's share of FICA taxes based on an amount equal to the Base Annual Salary before reduction by the Annual Deferral.


                                    ARTICLE 4
            Short-Term Payout and Unforeseeable Financial Emergencies

4.1 Short-Term Payout. In connection with each election to defer an Annual Deferral, a Participant may elect to receive a future Short-Term Payout from the Plan with respect to that Annual Deferral. The Short-Term Payout shall be a lump sum payment in an amount that is equal to the Annual Deferral plus interest credited at the Preferred Rate, and it shall be paid within sixty (60) days of the first day of the Plan Year that is five
          (5) years after the first day of the Plan Year in which the Annual Deferral is actually deferred. Notwithstanding the foregoing, amounts transferred to this Plan pursuant to Section 13.2 shall not be eligible for a Short-Term Payout.

4.2 Withdrawal Payout; Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of (i) the Participant's Account Balance, calculated as if such Participant were receiving a Termination Benefit, or (ii) the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within sixty (60) days of the date of approval.


                                    ARTICLE 5
                               Retirement Benefit

5.1 Retirement Benefit. A Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balance.

5.2 Payment of Retirement Benefits. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or in equal annual payments over a period of five (5), ten (10) or fifteen
          (15) years (the latter determined in accordance with Section 3.6 above). The Partic- ipant may change this election to an allowable alternative payout period by submitting a new Election Form to the Commit- tee, provided that any such Election Form is submitted at least two (2) years prior to the Participant's Retirement. Subject to the foregoing, the Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days from the date the Participant Retires.

5.3 Death Prior to Completion of Retirement Benefits. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived.

                                    ARTICLE 6
                         Pre-Retirement Survivor Benefit

6.1 Pre-Retirement Survivor Benefit. Except as provided in Section 6.3 below, if a Participant dies before he or she Retires, experiences a Termination of Employment or suffers a Disability, the Participant's Beneficiary shall receive a Pre- Retirement Survivor Benefit equal to the Participant's Account Balance.

6.2 Payment of Pre-Retirement Survivor Benefits. The Pre-Retire- ment Survivor Benefit shall be paid in a lump sum. However, if the Pre-Retirement Survivor Benefit exceeds $25,000, payment may, at the sole discretion of the Committee, be made in equal monthly payments over a period of time. In no event, however, shall that period of time exceed the payment period previously elected by the Participant for the payment of the Retirement Benefit, or, if no election was made, fifteen (15) years. The first (or only payment, if made in lump sum) shall be made within sixty (60) days of the Committee's receiving proof of the Participant's death.

6.3 Restriction in the Event of Suicide or Falsely Provided Information. In the event of a Participant's suicide within two (2) years after the Participant first becomes a Participant, or in the event the Participant's death is determined to be from a bodily or mental cause or causes, the information about which was withheld, knowingly concealed, or falsely provided by the Participant if requested to furnish evidence of good health, the Pre-Retirement Survivor Benefit shall be equal to the Participant's Deferral, without interest, all determined as of his or her date of death.


                                    ARTICLE 7
                               Termination Benefit

7.1 Termination Benefits. If the Participant experiences a Termination of Employment prior to his or her Retirement, death or Disability, the Participant shall receive a Termination Benefit, which shall be equal to the Participant's Account Balance as of the date of his or her Termination of Employment, with interest credited in the manner provided in Section 3.5 above, but using the applicable interest rate set forth in the following schedule:


 Completion of Years of Plan Participation
    Prior to Termination of Employment             Applicable Rate
 -----------------------------------------         ---------------

           Less than five years                    Crediting Rate

            Five or more years                     Preferred Rate

7.2       Payment of Termination Benefit.

          (a) Lump Sum or Installments. In connection with his or her commencement of participation in the Plan, a Participant shall elect on an Election Form to receive the Termination Benefit in a lump sum or in equal annual payments (the latter determined in accordance with
          Section 3.6 above) over a period of five (5), ten (10) or fifteen (15) years. If a Participant elects a lump sum payment, he or she shall specify whether the lump sum will be paid within sixty (60) days of
          (i) his or her Termination of Employment or (ii) his or her attainment of age fifty-five (55) following Termination of Employment. If the Participant elects installment payments, they will begin within sixty
          (60) days of the Participant's 55th birthday (or his or her Termination of Employment, if the Participant is over age fifty-five
          (55) upon his or her Termination of Employment). The Participant may change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least two (2) years prior to the Participant's Termination of Employment and is accepted by the Committee in its sole discretion. Notwithstanding the foregoing, each Participant in the Plan shall be given an opportunity during 1995 to make an election with respect to his or her Termination Benefit, and such election, if accepted by the Committee, shall be treated, for purposes of this Section 7.2(a), as the initial election for the payment of the Termination Benefit. Failure to make an election will result in the Termination Benefit paid in a lump sum at the time of the Participant's Termination of Employment.

               Subject to the foregoing, the Election Form most recently accepted by the Committee shall govern the payout of the Termination Benefit.

          (b) Commencement of Payments. Payment of the Termination Benefit shall commence within sixty (60) days of the date elected by the Participant in accordance with Section 7.2(a) above.

7.3       Death Prior to Pay Out.

          (a) Death Prior to Commencement of Payments. If a Participant dies prior to the payout date that he or she elected for his or her Termination Benefit, his or her Termination Benefit shall be paid in a lump sum within sixty (60) days of the date that the Committee receives proof of the Participant's death.

          (b) Death After Commencement. If a Participant dies after the commencement of the payment of his or her Termination

          Benefit, but before the Termination Benefit is paid in full, the Participant's unpaid Termination Benefit payments shall continue and shall be paid to the Participant's Beneficiary over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived.


                                    ARTICLE 8
                          Disability Waiver and Benefit

8.1       Disability Waiver.

          (a) Eligibility. By participating in the Plan, all Participants are eligible for this waiver.

          (b) Waiver of Deferral; Credit for Plan Year of Disability. A Participant who is determined by the Committee to be suffering from a Disability shall be excused from fulfilling that portion of the Annual Deferral commitment that would otherwise have been withheld from a Participant's Base Annual Salary, Year-End Bonus and/or Directors Fees for the Plan Year during which the Participant first suffers a Disability. In addition, the Participant's Account Balance shall be credited with that portion of the Annual Deferral commitment that is excused in accordance with the preceding sentence, unless the Disability ceases in the Plan Year that it commences, in which case, the crediting shall apply only for the period of Disability.

          (c) Return to Work. If a Participant returns to employment with an Employer after a Disability ceases, the Participant may elect to defer an Annual Deferral for the Plan Year following his or her return to employment and for every Plan Year thereafter; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

8.2 Disability Benefit. A Participant suffering a Disability shall, for benefit purposes under this Plan, continue to be considered to be employed and shall be eligible for the benefits provided for in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles. Notwithstanding the above, the Committee shall have the right, in its sole and absolute discretion and for purposes of this Plan only, to terminate a Participant's employment or service as a Director at any time after such Participant is determined to be permanently disabled under the Participant's Employer's long- term disability plan or would have been determined to be permanently disabled had he or she participated in that plan. In determining the Participant's Account Balance for purposes of the Disability Benefit described in the previous sentence, the Preferred Rate shall be used in lieu of the rates specified in Section 7.1.


                                    ARTICLE 9
                             Beneficiary Designation

9.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary (both primary as well as contingent) to receive any benefits payable under the Plan to a Beneficiary upon the death of a Participant.

9.2 Beneficiary Designation and Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names, with respect to more than fifty percent (50%) of his or her benefit under this Plan, someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

9.3       Acknowledgment.   No   designation  or  change  in  designation  of  a
          Beneficiary   shall  be  effective   until   received,   accepted  and
          acknowledged in writing by the Committee or its designated agent.

9.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

9.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

9.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.


                                   ARTICLE 10
                                Leave of Absence

10.1 Paid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

10.2 Unpaid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year prior to the leave of absence.


                                   ARTICLE 11
                     Termination, Amendment or Modification

11.1 Termination. Any Employer reserves the right to terminate the Plan at any time with respect to Participants whose services are retained by that Employer. Upon the termination of the Plan, all Plan Agreements shall terminate and a Participant's Account Balance shall be paid out in accordance with the benefits that the Participant would have received if the Participant had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired on the date of Plan termination. Prior to a Change in Control, the Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or in monthly installments for up to fifteen

          (15) years, with interest credited during the installment period as provided in Section 3.6 but utilizing an average of Crediting Rates instead of an average of Preferred Rates. After a Change in Control, the Employer shall be required to pay such benefits in a lump sum. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Employer shall have the right to accelerate installment payments by paying the present value equivalent of such payments, using the Crediting Rate for the Plan Year in which the termination occurs as the discount rate, in a lump sum or pursuant to a different payment schedule.

11.2 Amendment. The Company may, at any time, amend or modify the Plan in whole or in part with respect to any Employer or all Employers, provided, however, that no amendment or modifica- tion shall be effective to decrease or restrict the present value equivalent, using the Crediting Rate for the Plan Year of the amendment or modification as the discount rate, of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification, or if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided however, that the Employer effected by such amendment or modification shall have the right to accelerate installment payments by paying the present value equivalent of such payments, using the Crediting Rate for the Plan Year of the amendment or modification as the discount rate, in a lump sum or pursuant to a different payment schedule.

11.3      Interest Rate in the Event of a Change in Control.

          (a) Change in Control. A "Change in Control" shall be deemed to occur six (6) months prior to the occurrence of the first of any of the following events:

               (i) A change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934 (the "Act"), or any successor regulation of similar import, regardless of whether the Company is subject to such reporting requirement;

               (ii) A change in control of ownership of the Company through a transaction or series of transactions, such that any person (as that term is used in Sections 13 and 14(d)(2) of the Act) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;

               (iii) Any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the common stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the common stock of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

               (iv) The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

               (v) During any period of two (2) consecutive years, individuals who, at the beginning of such period, constituted the Board cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period;

               (vi) Substantially all of the assets of the Company and its subsidiaries, in the aggregate, are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of Code) in which the Company is a member; or

               (vii) More than eighty percent (80%) of the stock, or substantially all of the assets of, any Employer, other than the Company, are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Code) in which that Employer is a member, provided that any such event shall constitute a Change in Control only with respect to that Employer and its employees or Directors who are Participants.

          (b) Interest Rate. If a Change in Control occurs, the applicable interest rate to be used in determining a Partici-
          pant's benefit in connection with a Termination of Employment after the Change in Control, or a Plan termination, amendment or modification under Sections 11.1 and 11.2 after a Change in Control, shall be the Preferred Rate. The Crediting Rate for the Plan Year in which the Change in Control occurs, and not the Preferred Rate, shall be used as the discount rate for determining present value.

11.4 Effect of Payment. The full payment of the applicable benefit under Articles 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant under this Plan and the Participant's Plan Agreement shall terminate.


                                   ARTICLE 12
                                 Administration

12.1 Committee Duties. This Plan shall be administered by a Committee which shall consist of persons approved by the Board. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

12.2 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel who may be counsel to any Employer.

12.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.4 Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

12.5 Employer Information. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.


                                   ARTICLE 13
                          Other Benefits and Agreements

13.1 Coordination with Other Benefits. Except as provided in this Section, the benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees or directors of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

               In the event a Participant receives or becomes entitled to receive a benefit under the SEBP, the benefits to be received under this Plan shall be offset and reduced (but not below zero) by the benefits paid under the SEBP. In determining the amount that should offset and reduce benefits under this Plan, the amount paid under the SEBP shall be translated into its future value by assuming it earned interest from the date of payment to the Participant, in accordance with the crediting provisions of Sections 3.5 and 3.6, to the date the benefit under this Plan becomes due and payable.

13.2 Transfers to the Plan. Any Participant who was a participant in the Arizona Public Service Company Deferred Compensation Plan, the Pinnacle West Capital Corporation Deferred Compen- sation Plan, the Arizona Public Service Company Directors' Deferred Compensation Plan or the Pinnacle West Capital Corporation Directors' Deferred Compensation Plan prior to becoming a Participant in this Plan shall have the right to elect, upon the date upon which he or she first becomes designated for participation in the Plan, to transfer his or her Deferral Option I account balance in that plan to this Plan. This election shall be made in accordance with the rules and on the forms established from time to time by the Committee. If the election is made, the Participant's Deferral Option I account balance under the other plan shall be added to his or her Account Balance under this Plan and any such transferred account balance shall become subject to the terms and conditions of this Plan. Upon the completion of the transfer of his or her account balance under the other plan to this Plan, the Participant's participation in Deferral Option I of the other plan shall terminate and he or she shall have no further interest in Deferral Option I of that plan.

                                   ARTICLE 14
                                Claims Procedures

14.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty
          (60) days after such notice was received by the Claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

14.2 Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

          (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

          (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the
          Claimant:

               (i) the specific reason(s) for the denial of the claim, or any part of it;

               (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

               (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

               (iv) an  explanation  of the claim review  procedure set forth in
               Section 14.3 below.

14.3 Review of a Denied Claim. Within sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

               (a) may review pertinent documents;

               (b) may submit written comments or other documents; and/or

               (c) may request a hearing, which the Committee, in its sole discretion, may grant.

14.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within one hundred twenty (120) days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

               (a) specific reasons for the decision;

               (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

               (c) such other matters as the Committee deems relevant.

14.5 Legal Action. A Claimant's compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Participant's right to commence any legal action with respect to any claim for benefits under this Plan.


                                   ARTICLE 15
                                  Miscellaneous

15.1 Unsecured General Creditor. Amounts payable to a Participant or his or her Beneficiary under this Plan shall be paid from the general assets of an Employer. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of an Employer. Any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future and Participants and their Beneficiaries shall be unsecured creditors of the Participant's Employer.

15.2 Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan.

15.3 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be unassignable and non-transferable, except that the foregoing shall not apply to any family support obligations set forth in a court order. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

15.4 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer or to be retained as a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

15.5 Furnishing Information. A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

15.6 Terms. Whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

15.7 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

15.8 Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Arizona.

15.9 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

15.10 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the addresses indicated below:

                      If a Participant's Employer is Pinnacle West Capital Corporation or one of its subsidiaries other than Arizona Public Service Company, then to:

                      Pinnacle West Capital Corporation
                      400 East Van Buren Street
                      Post Office Box 52132
                      Phoenix, Arizona 85072-2132
                      Attn:  Human Resources Administrator

                      If a Participant's Employer is Arizona Public Service Company or its subsidiaries, then to:

                      Arizona Public Service Company
                      400 North 5th Street
                      P.O. Box 53999
                      Phoenix, Arizona 85072-3999
                      Attn:  Manager of Benefit Services
                      Station 8460

           Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

               Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

15.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant, the Participant's Beneficiaries, and their permitted successors and assigns.

15.12 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

15.13 Incompetent. If the Committee, in its discretion, determines that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

               IN WITNESS WHEREOF the Company has caused this amended and restated Plan to be executed by its duly authorized officers this 1 day of December, 1995.

                                               PINNACLE WEST CAPITAL CORPORATION



                                               By:   Faye Widenmann
                                                  ------------------------------
                                               Its:  Vice President


ATTEST:



By:  Michael Palmeri
   -------------------------
   Its:  Assistant Treasurer
       ---------------------



328594/7816-0007